TWIN RIVER REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
PRELIMINARY RESULTS PREVIOUSLY REPORTED ARE CONFIRMED
Providence, Rhode Island - March 3, 2020 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company”, “Twin River” or “TRWH”) today reported its full financial results of operations for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Compared to the Fourth Quarter 2018
•Revenue increased 17.0% to $130.4 million
•Gross gaming revenue increased 12.9% to $207.2 million(1)
•Net income decreased 39.7% to $13.4 million
•Adjusted EBITDA increased 8.7% to $40.2 million(1)

Summary of Financial Results

	Quarter Ended December 31,			Year Ended December 31,
(in thousands, except per share data)	2019	2018	Change	2019	2018	Change
Revenue	$130,419	$111,422	17.0%	$523,577	$437,537	19.7%
Income from operations	$29,022	$34,697	(16.4)%	$114,626	$120,649	(5.0)%
Income from operations margin	22.25%	31.14%		21.89%	27.57%
Net income	$13,355	$22,130	(39.7)%	$55,130	$71,438	(22.8)%
Net income margin	10.24%	19.86%		10.53%	16.33%
Adjusted EBITDA(1)	$40,212	$36,980	8.7%	$167,150	$165,697	0.9%
Adjusted EBITDA Margin(1)	30.83%	33.19%		31.92%	37.87%
Earnings per diluted share (“EPS”)	$0.40	$0.63	(36.5)%	$1.46	$1.87	(21.9)%
Adjusted EPS(1)	$0.42	$0.78	(46.2)%	$1.81	$2.34	(22.6)%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

Fourth Quarter 2019 Results

Revenue for the fourth quarter of 2019 increased 17.0% to $130.4 million from $111.4 million in the fourth quarter of 2018. This increase was principally driven by the effects of the acquisition of Dover Downs Hotel & Casino (“Dover Downs”), which continued to exceed expectations contributing $27.6 million of revenue to the Company’s results. New competition in the New England market, and the associated increases in marketing and promotional activity, continued to negatively impact revenue in the fourth quarter at the Company's Twin River Casino Hotel (“Lincoln”), however, the Company noted that the impacts have moderated and revenue has showed signs of stabilization. Tiverton Casino Hotel (“Tiverton”), which opened in September 2018, continued to demonstrate marked resilience in the face of the new regional competition mentioned above. Also, overall performance at Hard Rock Hotel & Casino Biloxi (“Hard Rock Biloxi”) remained strong.

Overall gaming revenue increased $4.7 million, or 5.6%, to $88.5 million, food and beverage revenue increased $7.1 million, or 56.7%, to $19.5 million, and hotel revenue increased $4.5 million, or 78.9%, to $10.2 million, in each case, in the fourth quarter of 2019 compared to the same period in 2018.

Income from operations in the fourth quarter of 2019 decreased $5.7 million, or 16.4%, to $29.0 million compared to $34.7 million for the same period last year. These results were unfavorably impacted by an increase in share-based compensation expense of $9.8 million as $1.0 million of expense was recorded in the fourth quarter of 2019 compared to a benefit of $8.8 million in the prior year, driven by a reduction in the fair value of outstanding liability classified awards as well the timing of grants and the mix of liability classified awards creating expense volatility in 2018, and a decrease in income from operations of $2.2 million in the Rhode Island segment primarily due to the reduction in revenue as a result of new competition in the market noted above, partially offset by cost efficiency measures, particularly in Lincoln.

Partially offsetting these increases in operating expenses was income from operations from Dover Downs, which was acquired in the first quarter of 2019, of $3.4 million, a reduction in acquisition, integration and restructuring expense of $1.4 million year-over-year and a gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park for $1.2 million recorded in the fourth quarter of 2019.

Interest expense for the fourth quarter of 2019 increased $4.6 million to $11.4 million compared to the same period last year, as, on May 10, 2019, the Company extended its balance sheet by entering into a new credit facility and issuing $400 million aggregate principal amount of senior notes.

Reflecting the items described above, net income decreased $8.8 million, or 39.7%, to $13.4 million for the fourth quarter of 2019 compared to the same period last year. Adjusted EBITDA for the fourth quarter of 2019 was $40.2 million, an increase of $3.2 million, or 8.7%, from $37.0 million in the same period in 2018.

Diluted EPS for the fourth quarter was $0.40 per share compared to $0.63 in the same period last year. The decrease in diluted EPS was a result of the above-described factors. The Company’s repurchase of shares of its common stock as described below also meaningfully impacted the reported earnings per share. Adjusted EPS was $0.42 for the fourth quarter of 2019 compared to $0.78 for the fourth quarter of 2018.

Balance Sheet and Liquidity

The Company had $182.6 million in cash and cash equivalents, excluding restricted cash, at December 31, 2019. As previously announced, during the second quarter of 2019 the Company completed a debt financing with a $300 million term loan, $250 million revolving credit facility and $400 million of senior unsecured notes. Outstanding indebtedness at the end of the fourth quarter of 2019, before the impact of $12.9 million of unamortized deferred financing fees and $2.0 million of unamortized original issue discount, totaled $698.5 million.

During the fourth quarter of 2019, the Company continued to use proceeds from its debt refinancing for shareholder return efforts, which included the payment of a cash dividend of $0.10 per share of common stock (“Dividend”) on October 25, 2019, for total cash dividends of $7.6 million returned to shareholders during 2019. During the fourth quarter, the Company repurchased 2,486,668 shares of its common stock for approximately $60.0 million, for a total of 9,063,350 shares repurchased, for approximately $222.7 million for 2019, inclusive of 2,504,971 shares repurchased under a modified Dutch auction tender offer ("Offer") on July 26, 2019. The Dividend, Offer and share repurchases were components of the Company's previously announced capital return program and were funded with cash on hand. As of December 31, 2019, the Company had approximately $19.7 million available for use under its capital return program.

On February 10, 2020 the Company announced that its Board of Directors approved an increase in its previously announced capital return program of $100 million, allowing for the continuation of opportunistic stock repurchases and other potential returns of capital. Prior to this increase, the Company had approximately $6.2 million remaining available under the $250 million program as of January 31, 2020.

As previously noted, under the return of capital plan, stock repurchases may be effected in various ways, which could include open-market or private repurchase transactions, accelerated stock repurchase programs, tender offers or other transactions. The amount, timing and terms of any return of capital transaction will be determined based on prevailing market conditions and other factors. Twin River expects to fund any additional share repurchases and dividends from its existing capital resources. There is no fixed time period to complete stock repurchases.

Quarterly Dividend
On February 24, 2020, the Company's Board of Directors declared a cash dividend of $0.10 per common share payable on March 20, 2020 to all shareholders of record as of the close of business on March 6, 2020.

2020 Earnings Guidance
The Company is reaffirming the guidance for 2020 it previously provided on February 10, 2010. The Company estimates Adjusted EBITDA for 2020 to be approximately $180 million, an increase of 8% over the same period in 2019. The Company anticipates that its annualized run-rate for Adjusted EBITDA coming out of 2020 will be approximately $190 million. The Company's guidance is based on current plans and expectations, contains a number of assumptions and includes the impact of its pending acquisition of properties in Kansas City, Missouri and Vicksburg, Mississippi from Eldorado Resorts, Inc., which the Company expects will be consummated in the second quarter of 2020 pending regulatory approval in Missouri. The guidance is subject to a number of known and unknown uncertainties and risks, including those set forth below under "Forward-Looking Statements".
Fourth Quarter Conference Call

The Company previously held a conference call and audio webcast to review its preliminary results for 2019 and guidance for 2020 on February 11, 2020. An online archive of the webcast is available on the Company’s website. Supplemental materials, which have been updated to reflect the actual results of the quarter reported herein, have been posted to the Investors section of the website, under Events & Presentations.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles ("GAAP") basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue and adjusted earnings per diluted share, which exclude certain items described below. This release also includes estimated levels of Adjusted EBITDA. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

"Adjusted EBITDA" is earnings for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, expansion and pre-opening expenses, Newport Grand disposal loss, share-based compensation, professional and advisory fees associated with capital return program, credit agreement amendment expenses, gains on insurance recoveries, pension withdrawal expense and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

"Gross gaming revenue" represents total gaming revenue adjusted for the State of Rhode Island's and the State of Delaware's shares of net terminal income, table games revenue and other gaming revenue, and is being presented by the Company to reflect the unique structure of the Company’s operations in those states where the state’s share of the Company’s revenues is retained at the gross revenue level rather than through taxes. Management believes that the presentation of gaming revenue on a gross basis allows for comparisons to gross gaming win data provided throughout the gaming industry.

"Adjusted EPS" represents net income applicable to common stockholders per diluted share before deemed dividends related to changes in fair value of common stock subject to possible redemption, acquisition, integration and restructuring expense, Newport Grand disposal loss, credit agreement amendment expense, gains on insurance recoveries, pension withdrawal, expansion and pre-opening expenses, professional and advisory fees associated with capital return program and certain other gains or losses.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS when evaluating operating performance because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in our industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA nor Adjusted EPS should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EPS as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.
The Company does not provide reconciliations of Adjusted EBITDA to net income on a forward-looking basis to its most comparable GAAP financial measure because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include accelerated depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, share-based compensation expense, variations in effective tax rate and expansion and pre-opening expenses, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company's calculations of Adjusted EBITDA. The Company believes that the probable significance of providing these forward-looking non-GAAP financial measures without a reconciliation to the most directly comparable GAAP financial measure, is that investors and analysts will have certain information that the Company believes is useful and meaningful regarding its completed and proposed acquisitions and the estimated impact on those businesses’ results from the anticipated changes the Company is likely to make, or has made, to their operations, but will not have that information on a GAAP basis. Investors are cautioned that the Company cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDA in the future. Accordingly, the actual effect of these items, when determined could potentially be significant to the calculation of Adjusted EBITDA.

About Twin River Worldwide Holdings, Inc.

Twin River Worldwide Holdings, Inc. owns and manages seven casinos, two in Rhode Island, one in Mississippi, one in Delaware, and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 695 slots and 17 table games combined for its Colorado facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”

Investor Contact	Media Contact
Steve Capp	Liz Cohen
Executive Vice President and Chief Financial Officer	Kekst CNC
401-475-8564	212-521-4845
InvestorRelations@twinriver.com	Liz.Cohen@kekstcnc.com

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements.

Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the recently completed acquisition of three properties in Black Hawk, Colorado and the proposed acquisition of properties in Kansas City, Missouri and Vicksburg, Mississippi; (2) uncertainty of the expected financial performance of the Company, including the failure to realize the anticipated benefits of its acquisitions; (3) the Company’s ability to implement its business strategy; (4) the risk that stockholder litigation may result in significant costs of defense, indemnification and/or liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions, including a decrease in customer visits or employee shortages as a result of the ongoing effects of the coronavirus; (7) the effects of competition that exists in the gaming industry; (8) actions by third parties, including government agencies; (9) the risk that the proposed acquisitions of properties in Kansas City, Missouri and Vicksburg, Mississippi, and the proposed enhancements to those properties and their operations, may not be completed on the terms or in the time frame expected, or at all; (10) the risks related to the Company’s announcement of the proposed partnering with IGT Global Services (“IGT”) to create a new company jointly owned by the Company and IGT that will focus on creating and maintaining a competitive gaming machine offering, (11) the possibility that the anticipated operating results and other benefits of the proposed joint venture with IGT and proposed agreement with the State of Rhode Island related thereto are not realized when expected or at all or that the proposed joint venture is not consummated, and (12) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019. The foregoing list of important factors is not exclusive. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$182,581	$77,580
Restricted cash	2,921	3,851
Accounts receivable, net	23,190	22,966
Inventory	7,900	6,418
Prepaid expenses and other assets	28,439	11,647
Total current assets	245,031	122,462
Property and equipment, net	510,436	416,148
Right of use assets, net	17,225	—
Goodwill	133,082	132,035
Intangible assets, net	110,373	110,104
Other assets	5,740	1,603
Total assets	$1,021,887	$782,352
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$3,000	$3,595
Current portion of lease obligations	1,014	—
Accounts payable	14,921	14,215
Accrued liabilities	70,849	57,778
Total current liabilities	89,784	75,588
Lease obligations, net of current portion	16,214	—
Pension benefit obligations	8,688	—
Deferred tax liability	13,790	17,526
Long-term debt, net of current portion	680,601	390,578
Other long-term liabilities	1,399	—
Total liabilities	810,476	483,692
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 41,193,018 and 39,421,356 shares issued as of December 31, 2019 and 2018, respectively; 32,113,328 and 37,989,376 shares outstanding as of December 31, 2019 and 2018, respectively.	412	380
Additional paid-in-capital	185,544	125,629
Treasury Stock, at cost, 9,079,690 and 1,431,980 shares as of December 31, 2019 and 2018, respectively.	(223,075)	(30,233)
Retained earnings	250,418	202,884
Accumulated other comprehensive loss	(1,888)	—
Total shareholders’ equity	211,411	298,660
Total liabilities and shareholders’ equity	$1,021,887	$782,352

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Gaming	$88,531	$83,825	$367,948	$327,740
Racing	3,136	2,718	13,114	13,158
Hotel	10,174	5,687	38,988	21,339
Food and beverage	19,538	12,465	69,904	48,380
Other	9,040	6,727	33,623	26,920
Total revenue	130,419	111,422	523,577	437,537

Operating costs and expenses:
Gaming	23,282	20,138	93,965	71,798
Racing	2,275	1,990	9,592	9,031
Hotel	3,754	2,352	14,841	8,266
Food and beverage	16,382	11,922	58,447	40,246
Retail, entertainment and other	2,624	1,425	8,327	5,901
Advertising, general and administrative	44,079	29,582	180,400	143,278
Expansion and pre-opening	—	54	—	2,678
Acquisition, integration and restructuring expense	1,121	2,500	12,168	6,844
Newport Grand disposal loss	—	(27)	—	6,514
Gain on insurance recoveries	(1,181)	—	(1,181)	—
Depreciation and amortization	9,061	6,789	32,392	22,332
Total operating costs and expenses	101,397	76,725	408,951	316,888
Income from operations	29,022	34,697	114,626	120,649

Other income (expense):
Interest income	327	53	1,904	173
Interest expense, net of amounts capitalized	(11,352)	(6,774)	(39,830)	(23,025)
Loss on extinguishment and modification of debt	(212)	—	(1,703)	—
Other, net	—	—	183	—
Total other expense, net	(11,237)	(6,721)	(39,446)	(22,852)

Income before provision for income taxes	17,785	27,976	75,180	97,797

Provision for income taxes	4,430	5,846	20,050	26,359
Net income	$13,355	$22,130	$55,130	$71,438
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	2,214	—	640
Net income applicable to common stockholders	$13,355	$24,344	$55,130	$72,078

Net income per share, basic	$0.40	$0.66	$1.46	$1.95
Weighted average common shares outstanding, basic	33,676	37,081	37,705	36,939

Net income per share, diluted	$0.40	$0.63	$1.46	$1.87
Weighted average common shares outstanding, diluted	33,774	38,504	37,820	38,552

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$55,130	$71,438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,392	22,332
Amortization of operating lease right of use assets	1,215	—
Share-based compensation	3,826	(1,474)
Amortization of deferred financing costs and discounts on debt	2,684	3,267
Loss on debt extinguishment and modification of debt	1,703	—
Bad debt expense	239	202
Net pension and other postretirement benefit income	(39)	—
Deferred income taxes	8,995	5,880
Newport Grand disposal loss	—	6,514
Loss on disposal of property and equipment	98	11
Changes in operating assets and liabilities:
Accounts receivable	5,211	(4,857)
Inventory	(89)	842
Prepaid expenses and other assets	(14,172)	(1,778)
Accounts payable	(3,860)	(4,078)
Accrued liabilities	767	10,945
Net cash provided by operating activities	94,100	109,244
Cash flows from investing activities:
Repayment of loans from officers and directors	—	5,360
Acquisition of Dover Downs Gaming & Entertainment, Inc., net of cash acquired	(9,606)	—
Proceeds from sale of land and building for Newport Grand disposal	—	7,108
Proceeds from sale of property and equipment	10	11
Capital expenditures	(28,237)	(128,890)
Other investing activities	(1,092)	(1,189)
Net cash used in investing activities	(38,925)	(117,600)
Cash flows from financing activities:
Revolver borrowings	25,000	41,000
Revolver repayments	(80,000)	(6,000)
Term loan proceeds, net of fees of $10,655	289,345	—
Term loan repayments	(343,939)	(34,527)
Senior note proceeds, net of fees of $6,130	393,870	—
Payment of financing fees	(4,340)	(221)
Stock repurchases	(223,075)	(7,958)
Stock options exercised via repayment of non-recourse notes	—	4,277
Payment of shareholder dividends	(7,539)	—
Share redemption for tax withholdings - restricted stock	(426)	—
Net cash provided by (used in) financing activities	48,896	(3,429)
Net change in cash and cash equivalents and restricted cash	104,071	(11,785)
Cash and cash equivalents and restricted cash, beginning of period	81,431	93,216
Cash and cash equivalents and restricted cash, end of period	$185,502	$81,431

Supplemental disclosure of cash flow information:
Cash paid for interest	$19,965	$23,178
Cash paid for income taxes	16,519	22,217

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2019	2018	2019	2018
Revenue	$130,419	$111,422	$523,577	$437,537

Net income	$13,355	$22,130	$55,130	$71,438
Interest expense, net of interest income	11,025	6,721	37,926	22,852
Provision for income taxes	4,430	5,846	20,050	26,359
Depreciation and amortization	9,061	6,789	32,392	22,332
Non-operating income	—	—	(183)	—
Acquisition, integration and restructuring expense	1,121	2,500	12,168	6,844
Expansion and pre-opening expenses	—	54	—	2,678
Newport Grand disposal loss	—	(27)	—	6,514
Share-based compensation	1,019	(8,825)	3,826	(1,474)
Professional and advisory fees associated with capital return program	10	—	3,510	—
Credit Agreement amendment expenses (1)	764	83	2,915	493
Gain on insurance recoveries (2)	(1,181)	—	(1,181)	—
Pension withdrawal expense (3)	—	—	—	3,698
Other (4)	608	1,709	597	3,963
Adjusted EBITDA	$40,212	$36,980	$167,150	$165,697

Net income margin	10.24%	19.86%	10.53%	16.33%
Adjusted EBITDA margin	30.83%	33.19%	31.92%	37.87%

__________________________________
(1) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement and Regulatory Agreement with Rhode Island as well as a $1.7 million loss incurred in 2019 related to the extinguishment and modification of debt, $1.5 million of which was recorded during the second quarter of 2019.
(2) Gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack.
(3) Pension withdrawal expense represents the accrual for the New England Teamsters multi-employer pension plan withdrawal liability.
(4) Other includes the following non-recurring items for the applicable periods (i) storm-related repair expenses, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans, (iii) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (iv) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (v) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, and (vi) legal and financial expenses associated with the Company’s review of strategic alternatives that began in April 2017.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Quarter Ended December 31, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$69,483	$27,637	$31,187	$2,112	$130,419

Net income	$16,479	$2,016	$4,065	$(9,205)	$13,355
Interest expense, net of interest income	—	31	(7)	11,001	11,025
Provision for income taxes	6,399	1,363	1,345	(4,677)	4,430
Depreciation and amortization	4,733	1,390	2,896	42	9,061
Acquisition, integration and restructuring expense	21	58	—	1,042	1,121
Share-based compensation	—	—	—	1,019	1,019
Professional and advisory fees associated with capital return program	—	—	—	10	10
Credit Agreement amendment expenses (1)	—	—	—	764	764
Gain on insurance recoveries (1)	—	—	—	(1,181)	(1,181)
Other (1)	—	—	—	608	608
Allocation of corporate costs	1,813	556	807	(3,176)	—
Adjusted EBITDA	$29,445	$5,414	$9,106	$(3,753)	$40,212
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Quarter Ended December 31, 2018	Rhode Island	Biloxi	Other	Total
Revenue	$79,564	$29,912	$1,946	$111,422

Net income	$14,277	$3,688	$4,165	$22,130
Interest expense, net of interest income	2,211	(4)	4,514	6,721
Provision for income taxes	8,564	1,022	(3,740)	5,846
Depreciation and amortization	4,365	2,378	46	6,789
Acquisition, integration and restructuring expense	—	—	2,500	2,500
Expansion and pre-opening expenses	54	—	—	54
Newport Grand disposal loss	(27)	—	—	(27)
Share-based compensation	—	—	(8,825)	(8,825)
Credit Agreement amendment expenses (1)	—	—	83	83
Other (1)	1,400	(321)	630	1,709
Allocation of corporate costs	3,662	1,430	(5,092)	—
Adjusted EBITDA	$34,506	$8,193	$(5,719)	$36,980
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Year Ended December 31, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$306,306	$80,806	$127,432	$9,033	$523,577

Net income	$71,124	$6,031	$18,165	$(40,190)	$55,130
Interest expense, net of interest income	3,265	145	(30)	34,546	37,926
Provision for income taxes	26,653	2,903	5,108	(14,614)	20,050
Depreciation and amortization	18,473	3,996	9,743	180	32,392
Non-operating income	—	(39)	—	(144)	(183)
Acquisition, integration and restructuring expense	425	1,155	—	10,588	12,168
Share-based compensation	—	—	—	3,826	3,826
Professional and advisory fees associated with capital return program	—	—	—	3,510	3,510
Credit Agreement amendment expenses (1)	1,038	—	—	1,877	2,915
Gain on insurance recoveries(1)	—	—	—	(1,181)	(1,181)
Other (1)	(419)	—	123	893	597
Allocation of corporate costs	10,124	2,466	4,148	(16,738)	—
Adjusted EBITDA	$130,683	$16,657	$37,257	$(17,447)	$167,150
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Year Ended December 31, 2018	Rhode Island	Biloxi	Other	Total
Revenue	$302,652	$125,137	$9,748	$437,537

Net income	$68,849	$18,506	$(15,917)	$71,438
Interest expense, net of interest income	8,547	(3)	14,308	22,852
Provision for income taxes	28,659	4,973	(7,273)	26,359
Depreciation and amortization	12,896	9,255	181	22,332
Acquisition, integration and restructuring expense	—	—	6,844	6,844
Expansion and pre-opening expenses	2,678	—	—	2,678
Newport Grand disposal loss	6,514	—	—	6,514
Share-based compensation	—	—	(1,474)	(1,474)
Credit Agreement amendment expenses(1)	—	—	493	493
Pension withdrawal expense(1)	3,698	—	—	3,698
Other(1)	1,400	26	2,537	3,963
Allocation of corporate costs	9,970	4,126	(14,096)	—
Adjusted EBITDA	$143,211	$36,883	$(14,397)	$165,697
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (unaudited)

	Quarter Ended December 31,			Year Ended December 31,
(in thousands, except percentages)	2019	2018	Change	2019	2018	Change
Gaming revenue	$88,531	$83,825	5.6%	$367,948	$327,740	12.3%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	96,906	99,710		401,772	389,046
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	21,728	—		66,600	—
Gross gaming revenue	$207,165	$183,535	12.9%	$836,320	$716,786	16.7%
_______________________________
(1)Adjustment made to show gaming revenue on a gross basis, consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Net Income Per Diluted Share to
Adjusted Net Income Per Diluted Share (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income per diluted share	$0.40	$0.63	$1.46	$1.87
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	0.06	—	0.02
Acquisition, integration and restructuring expense	0.03	0.06	0.32	0.18
Newport Grand disposal loss	—	—	—	0.17
Credit Agreement amendment expenses (1)	0.02	—	0.08	0.01
Pension withdrawal (1)	—	—	—	0.10
Expansion and pre-opening expenses	—	—	—	0.07
Professional and advisory fees associated with capital return program	—	—	0.09	—
Gain on insurance recoveries(1)	(0.03)	—	(0.03)	—
Other (1)	0.02	0.04	0.02	0.10
Tax effect of adjustments	(0.01)	(0.02)	(0.13)	(0.17)
Adjusted net income per diluted share	$0.42	$0.78	$1.81	$2.34
_______________________________
Note: Amounts in table may not subtotal due to rounding.
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.